UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2008

Commission File Number: 000-52445

Vault Technology, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	33-1133537 (I.R.S. Employer Identification No.)
4901 NW 17th Way, Suite 405, Ft. Lauderdale, Florida (Address of principal executive offices)	33309 (Zip Code)
954-492-9200 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 9, 2008, Vault Technology, Inc., a Nevada corporation (the "Registrant") executed a Release and Settlement Agreement (“Agreement”) with Tekaz Mining Corp., a British Columbia corporation, 101117559 Saskatchewan Ltd., a Saskatchewan corporation (collectively the “Vault Entities”) and Caelum Finance Ltd., a British Columbia corporation and Curt White, an individual, (collectively the “Caelum Parties”) effective as of October 9, 2008 which is attached hereto as Exhibit 10.1.  The Agreement serves to terminate all existing relationships and settle all outstanding debts between the Vault Entities and the Caelum Parties, specifically the loan agreement (“Loan Agreement”) dated June 25, 2007 which was attached as Exhibit 10.2 in the Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on July 3, 2007, as amended by the amendment (“Amendment”) to the Loan Agreement which modified the terms of the Loan Agreement to provide that the principal be secured by collateral in the form of the Wollaston East Claims MPP 1253 and MPP 1255.  The Amendment to the Loan Agreement was filed as an exhibit to the Registrant’s Report on Form 8-K filed on August 26, 2008.

Therefore, as consideration from the Vault Entities for entering into this Agreement, the Vault Entities agreed to transfer all rights, title and interest to the Wollaston East Claims MPP 1253 and MPP 1255 described in Schedule “A” attached to the Agreement (“Property”) to Caelum Finance Ltd., as full and complete consideration of all of the obligations under the Agreement and as payment in full for that Loan Agreement, as amended. The Vault Entities agreed to take all action necessary to transfer the Property to Caelum Finance Ltd.

As consideration from the Caelum Parties, Caelum Finance Ltd. agreed to waive its claims under any loan or note made by the Registrant and the Vault Entities, and specifically agreed that the Property shall be payment in full for the Loan Agreement as amended, the amount of CDN$220,000.

Upon executing the Agreement, Curt White agreed to deliver his entire ownership and interest in the Registrant, which consisted of 2,250,000 shares, or approximately 3.9% of the Registrant’s issued and outstanding common stock.  Curt White waived any claims under any loan or note made by the Registrant and the Vault Entities.

The brief descriptions of the Agreement, the Loan Agreement and the Amendment are not intended to be complete and are qualified in their entirety by reference to the full text of the agreements as attached to the reports as specified.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

See Item 1.01 for a description of the Agreement, the Loan Agreement and the Amendment.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

See Item 1.01 for a description of the Agreement, the Loan Agreement and the Amendment.

ITEM 8.01 OTHER EVENTS.

On October 8, 2008, the Registrant entered into a non-binding letter of intent to acquire Digital Media Invention, LLC, an intellectual property and patent portfolio management and licensing firm.  The Registrant’s press release announcing the proposed transaction is attached hereto as exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.1	Release and Settlement Agreement
99.1	Press Release dated October 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vault Technology, Inc.

Date: October 10, 2008	By:	/s/ Nick Arroyo
Nick Arroyo President